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                                                                     EXHIBIT 5.1
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                                                          VINSON & ELKINS L.L.P.
                                                                666 Fifth Avenue
                                                                      26th Floor
                                                         NEW YORK, NY 10103-0040
                                                        TELEPHONE (917) 206-8000
                                                              FAX (917) 206-8100
                                                                   www.velaw.com

September 15, 2003

Tom Brown, Inc.
555 Seventeenth Street
Suite 1850
Denver, Colorado  80202

Tom Brown Resources Funding Corp.
c/o Tom Brown, Inc.
555 Seventeenth Street
Suite 1850
Denver, Colorado 80202

Ladies and Gentlemen:

     We have acted as U.S. counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), and Tom Brown Resources Funding Corp., an unlimited company organized under the laws of Nova Scotia, Canada (the "Subsidiary Issuer" and, together with the Company, the "Registrants"), with respect to the offering and sale by the Registrants of 225,000 Units (the "Units"), each Unit consisting of
(i) $512 aggregate principal amount of 7.25% Senior Subordinated Notes due 2013 of the Company (the "Company Notes") and (ii) $488 aggregate principal amount of 7.25% Senior Subordinated Notes due 2013 of the Subsidiary Issuer (the "Subsidiary Issuer Notes") unconditionally guaranteed on a senior subordinated basis as to the payment of principal, premium, if any, and interest by the Company (the "Company Guarantee"), pursuant to the terms of the Underwriting Agreement, dated September 11, 2003 (the "Underwriting Agreement"), among the Company, the Subsidiary Issuer and the several Underwriters named therein. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Underwriting Agreement. The offering and sale of the Units, including the Company Notes, Subsidiary Issuer Notes and Company Guarantee comprising the Units, have been registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-104896), as amended (the "Registration Statement"), filed by the Registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on August 20, 2003. The Units, including the Company Notes, Subsidiary Issuer Notes and Company Guarantee comprising the Units, are proposed to be issued pursuant to an indenture, to be dated as of September 16, 2003 (the "Company Indenture"), between the Company and U.S. Bank National




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 Association, as trustee (the "Trustee"), an indenture, to be dated as of
September 16, 2003 (the "Subsidiary Issuer Indenture"), between the Subsidiary Issuer and the Trustee, and the first supplemental indenture, to be dated as of September 16, 2003 (the "Supplemental Indenture"), among the Company, the Subsidiary Issuer and the Trustee, which amends and supplements the Company Indenture and the Subsidiary Issuer Indenture. The Company Indenture and the Subsidiary Issuer Indenture, as so amended and supplemented by the Supplemental Indenture, are hereinafter referred to collectively as the "Indenture."

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company; (ii) resolutions of the Board of Directors and the Pricing Committee thereof of the Company; (iii) the Underwriting Agreement and a form of the Indenture; (iv) a form of the global certificate representing the Units; (v) the Registration Statement and the related Prospectus (the "Prospectus"), dated as of September 11, 2003, in the form filed with the Commission on September 15, 2003 pursuant to Rule 424(b) under the Securities Act; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we have reviewed such questions of law as we considered appropriate.

     As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company and upon the representations of the Company and the Subsidiary Issuer in the Underwriting Agreement.

     In rendering the opinion set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Units, including the Company Notes, Subsidiary Issuer Notes and Company Guarantee comprising the Units, will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Underwriting Agreement, the Indenture, the Registration Statement and the Prospectus; and (vii) the Indenture, including the form of global certificate representing the Units included therein, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinion given hereunder.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Units, including the Company Notes, Subsidiary Issuer Notes and Company Guarantee comprising the Units, when duly executed by the Company, duly authorized and executed by the Subsidiary Issuer and duly authenticated by the Trustee in accordance with the terms of the Indenture and when issued and delivered by the Company and the Subsidiary Issuer against payment therefor by the Underwriters in accordance with the Underwriting Agreement and the Indenture, and assuming the due authorization, execution and delivery of the Indenture by and enforceability thereof against the Trustee,


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will constitute the legal, valid and binding obligations of the Company and the
Subsidiary Issuer, enforceable against the Company and the Subsidiary Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

     We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture or the Units, or the Company Notes, Subsidiary Issuer Notes or Company Guarantee comprising the Units, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or
(ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinion is limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

     We have relied on the opinion of Stewart McKelvey Stirling Scales, dated as of the date hereof and filed as Exhibit 5.2 to the Registration Statement, as to the due incorporation and valid existence of the Subsidiary Issuer, the corporate capacity of the Subsidiary Issuer to enter into and perform its obligations under the Indenture and the Units and the Subsidiary Notes, the due authorization of the Indenture and the Units and the Subsidiary Notes by the Subsidiary Issuer and the other opinions set forth therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                 Very truly yours,

                                                 /s/ Vinson & Elkins L.L.P.


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